Exhibit 4.2

PEAPACK-GLADSTONE FINANCIAL CORPORATION

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee, Paying Agent and Registrar

FIRST SUPPLEMENTAL INDENTURE

Dated as of December 12, 2017

to

SUBORDINATED DEBT INDENTURE

Dated as of December 12, 2017

4.75% Fixed-to-Floating Subordinated Notes due December 15, 2027

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of December 12, 2017, between PEAPACK-GLADSTONE FINANCIAL CORPORATION, a New Jersey corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION as trustee (the “Trustee”), Registrar and Paying Agent.

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Subordinated Debt Indenture, dated as of the date hereof (the “Base Indenture” and, as hereby supplemented and amended, the “Indenture”), providing for the establishment from time to time of series of the Company’s unsecured debt securities, which may be notes, bonds, debentures or other evidences of indebtedness (hereinafter called the “Securities”) and the issuance from time to time of Securities under the Indenture; and

WHEREAS, Section 9.01(4) of the Base Indenture provides that the Company and the Trustee may enter into a supplemental indenture to the Base Indenture to establish the form and terms of Securities of a series thereunder as permitted by Section 2.01 and 3.01 of the Base Indenture; and

WHEREAS, pursuant to Section 3.01 of the Base Indenture, the Company desires to establish a new series of Securities under the Indenture to be known as its “4.75% Fixed-to-Floating Subordinated Notes due December 15, 2027” (the “Notes”), to establish the form and terms and conditions of the Notes, as provided in this First Supplemental Indenture, and to provide for the initial issuance of Notes in the aggregate principal amount of $35,000,000; and

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture; and all requirements necessary to make (i) this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee in accordance with the Indenture, the valid, binding and enforceable obligations of the Company, have been satisfied; and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1. Relation to Base Indenture. This First Supplemental Indenture constitutes an integral part of the Base Indenture.

Section 1.2. Definition of Terms. For all purposes of this First Supplemental Indenture:

(a) Capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture, provided, that, if the definition of a capitalized term defined in this First Supplemental Indenture conflicts with the definition of that capitalized term in the Base Indenture, the definition of that capitalized term in this First Supplemental Indenture shall control for purposes of this First Supplemental Indenture and the Notes and (in respect of the Notes but not any other series of Securities) the Base Indenture;

(b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation;

(e) unless otherwise specified or unless the context requires otherwise, (i) all references in this First Supplemental Indenture to Sections refer to the corresponding Sections of this First Supplemental Indenture, and (ii) the terms “herein,” “hereof,” “hereunder” and any other word of similar import refer to this First Supplemental Indenture; and

(f) for purposes of this First Supplemental Indenture and the Notes, the following terms have the meanings given to them in this Section 1.2(f):

“1940 Act Event” means an event requiring the Company to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the City of New York are authorized or obligated by law, regulation or executive order to close; provided that such term shall mean, when used with respect to any payment of principal of, or premium or interest, if any, on, or Additional Amounts with respect to, the Notes to be made at any Place of Payment for the Notes any day other than a Saturday, Sunday or other day on which banking institutions in such Place of Payment are authorized or obligated by law, regulation or executive order to close.

“DTC” has the meaning set forth in Section 2.3 hereof.

“Designated LIBOR Page” means the display on Reuters or any successor service, on page LIBOR01 or on any other page as may replace that page on the service, for the purpose of displaying the London interbank rates of U.S. dollars.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor regulatory authority with jurisdiction over bank holding companies.

“Fixed Rate Interest Payment Date” has the meaning set forth in Section 2.5(b)(i) hereof.

“Fixed Rate Interest Record Date” means, with respect to each Fixed Rate Interest Payment Date, the close of business on June 1 or December 1 (whether or not a Business Day) immediately preceding such Fixed Rate Interest Payment Date, through December 15, 2022.

“Fixed Rate Period” has the meaning set forth in Section 2.5(b)(i) hereof.

“Floating Rate Interest Payment Date” has the meaning set forth in Section 2.5(b)(ii) hereof.

“Floating Rate Interest Record Date” means, with respect to each Floating Rate Interest Payment Date, the close of business on March 1, June 1, September 1 and December 1 (whether or not a Business Day) immediately preceding such Floating Rate Interest Payment Date.

“Floating Rate Period” has the meaning set forth in Section 2.5(b)(ii) hereof.

“Global Note” has the meaning set forth in Section 2.4 hereof.

“Independent Bank Regulatory Counsel” means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of federal bank holding company and banking regulatory law, including the laws, rules and the guidelines of the Federal Reserve Board relating to regulatory capital, and shall include any Person who, under the standards of professional conduct then prevailing and applicable to such counsel, would not have a conflict of interest in representing the Company or the Trustee in connection with providing the legal opinion contemplated by the definition of the term “Tier 2 Capital Event.”

“Independent Tax Counsel” means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of federal income taxation law, including the deductibility of interest payments made with respect to corporate debt instruments, and shall include any Person who, under the standards of professional conduct then prevailing and applicable to such counsel, would not have a conflict of interest in representing the Company or the Trustee in connection with providing the legal opinion contemplated by the definition of the term “Tax Event.”

“Interest Payment Date” has the meaning set forth in Section 2.5(b)(ii) hereof.

“London Banking Day” means any date on which commercial banks are open for business (including dealings in U.S. dollars) in London, England.

“Representative” means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

“Senior Indebtedness” means:

(i)	any of the Company’s indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes, or other written instruments, including any obligations of the Company to general creditors or trade creditors;

(ii)	the Company’s obligations under letters of credit;

(iii)	any of the Company’s indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor, and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates; and

(iv)	any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business), or other similar contingent obligations in respect of obligations of others of a type described in clauses (i), (ii), and (iii), whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States;

in each case whether outstanding on the date of execution of the Indenture or incurred later, other than obligations ranking on a parity with the Notes or ranking junior to the Notes. Notwithstanding the foregoing, if the Board of Governors of the Federal Reserve Board (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish a criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term “general creditors” as used herein the definition of Senior Indebtedness will have the meaning as described in that rule or interpretation.

“Stated Maturity Date” has the meaning set forth in Section 2.2 hereof.

“Tax Event” means the receipt by the Company of an opinion of Independent Tax Counsel to the effect that an amendment to, or change (including any announced prospective change) in, the laws or any regulations of the United States or any political subdivision or taxing authority, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which change or amendment becomes effective or which pronouncement or decision is announced on or after the date of the issuance of the Notes, resulting in more than an insubstantial risk that the interest payable on the Notes is not, or within 90 days of receipt of such opinion of Independent Tax Counsel, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

“Three-month LIBOR” means, as determined by the Company on the second London Banking Day immediately preceding the commencement of the applicable floating rate period (the “determination date”) and provided to the Trustee in writing, the offered rate for deposits in U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such determination date. If such rate does not appear on the Designated LIBOR Page at such time, then the Company will request the principal London office of each of four major reference banks in the London interbank market, selected by the Company, to provide such bank’s offered quotation to prime banks in the London interbank market for deposits in U.S. dollars with a term of three months as of 11:00 a.m., London time, on such determination date and in a principal amount equal to an amount that, in the judgment of the Company, is representative for a single transaction in U.S. dollars in the relevant market at the relevant time (a “representative amount”). If at least two such quotations are so provided, Three-month LIBOR for such floating rate period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the Company will request each of three major banks in the City of New York to provide such bank’s rate for loans in U.S. dollars to leading European banks with a term of three months as of approximately 11:00 a.m., the City of New York time, on such determination date and in a representative amount. If at least two such rates are so provided, Three-month LIBOR for such floating rate period will be the arithmetic mean of such quotations. If fewer than two such rates are so provided, then Three-month LIBOR for such floating rate period will be set to equal the Three-month LIBOR for the then current floating rate period or, in the case of the first floating rate period, 2.21%, resulting in a coupon rate of 4.75%. Notwithstanding the foregoing, in the event that the Three-month LIBOR as determined in accordance with this definition is less than zero, then the Three-month LIBOR for such Floating Rate Period will be deemed to be zero.

“Tier 2 Capital Event” shall mean the receipt by the Company of an opinion of Independent Bank Regulatory Counsel to the effect that, as a result of:

(a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company; or

(b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after the issue date of the Notes, the Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then- equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Board of Governors of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to the Company.

The terms “Company,” “Trustee,” “Base Indenture,” “First Supplemental Indenture,” “Indenture,” “Securities” and “Notes” shall have the respective meanings set forth in the recitals to this First Supplemental Indenture and the paragraph preceding such recitals.

ARTICLE 2

ESTABLISHMENT OF THE NOTES AND

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1. Establishment of the Series of the Notes and Designation. There is hereby authorized and established a series of Securities designated as the “4.75% Fixed-to-Floating Subordinated Notes due December 15, 2027.” The Securities that are a part of such series shall be in the form and have the terms, provisions and conditions as set forth in the Base Indenture, this First Supplemental Indenture and the Notes in the form attached hereto as Exhibit A.

Section 2.2. Payment of Principal; Issue Price. Except as earlier redeemed in accordance with this First Supplemental Indenture, the date upon which the entire principal amount of the Notes shall become due and payable, together with any accrued and unpaid interest then owing, shall be December 15, 2027 (the “Stated Maturity Date”). The Notes issued on the date hereof will be issued at a price equal to 100% of the principal amount thereof.

Section 2.3. Form, Payment and Appointment. Except as provided in Section 3.05 of the Base Indenture, the Notes will be issued only in book-entry form, will be represented by one or more Global Notes registered in the name of or held by The Depository Trust Company or any successor thereto (“DTC”) or its nominee as the Depositary therefor. So long as DTC or its nominee is the registered owner of Global Notes, DTC or its nominee, as the case may be, will be considered the Holder of the Notes represented by such Global Notes for all purposes under the Indenture. The Company will make payments of principal of, and premium, if any, and interest on the Global Notes to DTC or its nominee, as the case may be, as the registered Holder of the Notes.

The terms and conditions contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture, and the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and conditions and to be bound thereby.

The Registrar and Paying Agent for the Notes shall initially be the Trustee.

The Place of Payment for the Notes shall be an office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee located at 21 South Street, 3rd Floor, Morristown, New Jersey 07960.

The Notes will be issuable and may be transferred only in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The amounts payable with respect to the Notes shall be payable in U.S. Dollars.

Section 2.4. Global Note. The Notes shall be issued initially in the form of one or more fully registered global Securities, substantially in the form set forth in Exhibit A attached hereto (each such global Security, a “Global Note”) registered in the name of DTC or its nominee and deposited with DTC or its designated custodian or such other Depositary as any officer of the Company may from time to time designate. Unless and until a Global Note is exchanged for Notes in certificated form, such Global Note may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to DTC or a nominee of DTC, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary as provided in the Indenture.

Section 2.5. Interest.

(a) Interest payable on any Interest Payment Date, the Stated Maturity Date or the Redemption Date, if any, with respect to the Notes shall be the amount of interest accrued from, and including, the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the date of initial issuance of the Notes if no interest has previously been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date, Stated Maturity Date or the Redemption Date, if any, as the case may be.

(b) (i) From, and including, the date of initial issuance of the Notes to, but excluding, December 15, 2022, unless redeemed prior to such date pursuant to Article 4 hereof, the Notes will bear interest at the annual rate of 4.75%, computed on the basis of a 360-day year consisting of twelve 30-day months, and payable semi-annually in arrears on each June 15 and December 15, commencing on June 15, 2018 and ending on December 15, 2022 (each such payment date, a “Fixed Rate Interest Payment Date,” with the period from, and including, the date of initial issuance of the Notes to, but excluding, the first Fixed Rate Interest Payment Date and each successive period from, and including, a Fixed Rate Interest Payment Date to, but excluding, the next Fixed Rate Interest Payment Date being a “Fixed Rate Period”). In the event that any scheduled Fixed Rate Interest Payment Date for the Notes falls on a day that is not a Business Day, then payment of interest payable on such Fixed Rate Interest Payment Date will be postponed to the next succeeding day that is a Business Day (and no interest shall accrue on the amount payable for the period from and after such scheduled Fixed Rate Interest Payment Date to the next succeeding Business Day). The interest payable on any Fixed Rate Interest Payment Date will be paid to each Holder in whose name a Note is registered at the close of business on June 1 and December 1 (whether or not a Business Day) immediately preceding such Fixed Rate Interest Payment Date.

(ii) From, and including December 15, 2022 to, but excluding, the Stated Maturity Date, unless redeemed subsequent to December 15, 2022 but prior to the Stated Maturity Date pursuant to Article 4 hereof, the Notes will bear interest at an annual rate equal to Three-month LIBOR, reset quarterly, plus 254 basis points (2.54%), payable quarterly in arrears on each March 15, June 15, September 15 and December 15, beginning on March 15, 2023 (each such payment date, a “Floating Rate Interest Payment Date,” and, together with the Fixed Rate Interest Payment Dates, collectively the “Interest Payment Dates,” with the period from, and including, December 15, 2022 to, but excluding, the first Floating Rate Interest Payment Date and each successive period from, and including, a Floating Rate Interest Payment Date to, but excluding, the next Floating Rate Interest Payment Date being a “Floating Rate Period”). Notwithstanding the foregoing, if the Three-month LIBOR is less than zero, then the Three-month LIBOR will be deemed to be zero. The interest payable on any floating rate interest payment date will be paid to the holder in whose name a note is registered at the close of business on March 1, June 1, September 1 and December 1 (whether or not a business day) immediately preceding such floating rate interest payment date. Interest payable on the Notes for a Floating Rate Period shall be computed on the basis of a 360-day year and the actual number of days in such Floating Rate Period. All percentages used in or resulting from any calculation of Three-month LIBOR shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. The Company shall notify the Trustee in writing of the interest rate for each Floating Rate Period on the applicable determination date. In the event that any scheduled Floating Rate Interest Payment Date for the Notes falls on a day that is not a Business Day, then payment of interest payable on such Floating Rate Interest Payment Date will be postponed to the next succeeding day that is a Business Day, unless such day falls in the next succeeding calendar month, in which case such Floating Rate Interest Payment Date will be accelerated to the immediately preceding day that is a Business Day, and, in each such case, the amounts payable on such Business Day will include interest accrued to, but excluding, such Business Day.

(c) Interest due on the Stated Maturity Date (whether or not an Interest Payment Date) of the Notes will be paid to the Person to whom principal of the Notes is payable.

Section 2.6. Subordination. The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Notes by the Holder’s acceptance thereof, likewise covenants and agrees, that the payment of the principal of, premium, if any, and interest on each and all of the Notes is and will be expressly subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, to the extent and in the manner described in Article 3 hereof.

Section 2.7. Events of Default; Acceleration.

(a) Neither the Trustee nor the Holders of the Notes shall have the right to accelerate the maturity of the Notes unless there is an Event of Default specified under clause (5) or (6) of Section 5.01 of the Base Indenture. If an Event of Default specified in clause (5) or (6) of Section 5.01 of the Base Indenture occurs, then the principal amount of all of the Outstanding Notes, including any accrued and unpaid interest on the Notes and premium, if any, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders of the Notes in accordance with the provisions of Section 5.02 of the Base Indenture.

(b) In the case of an Event of Default other than an Event of Default specified under clause (5) or (6) of Section 5.01 of the Base Indenture, the Trustee may seek to enforce its rights and the rights of the holders of Notes pursuant to Section 5.03 of the Base Indenture.

Section 2.8. No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

Section 2.9. No Conversion or Exchange Rights. The Notes shall not be convertible into or exchangeable for any other securities or property of the Company or any Subsidiary of the Company.

Section 2.10. No Defeasance or Covenant Defeasance. Section 4.02 of the Base Indenture shall not be applicable to the Notes.

ARTICLE 3

SUBORDINATION OF THE NOTES

Section 3.1. Agreement to Subordinate. Except as otherwise specified, the Company agrees, and each Holder by accepting a Security agrees, that the indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 3, to the prior payment in full of all Senior Indebtedness and that the subordination is for the benefit of the holders of Senior Indebtedness.

Section 3.2. Liquidation; Dissolution; Bankruptcy. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company:

(1)	holders of Senior Indebtedness shall be entitled to receive payment in full in cash of the principal thereof, premium, if any, Additional Amounts, if any, and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Indebtedness before Holders shall be entitled to receive any payment of principal of or interest on Notes;

(2)	until the Senior Indebtedness is paid in full in cash, any Indebtedness to which Holders or the Trustee would be entitled but for this Article 3 shall be made to holders of Senior Indebtedness as their interests may appear for the application to the payment thereof, except that Holders may receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Notes; and

(3)	the Trustee is entitled to conclusively rely upon an order or decree of a court of competent jurisdiction or a certificate of a bankruptcy trustee or other similar official for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Company debt, the amount thereof or payable thereon and all other pertinent facts relating to the Trustee’s obligations under this Article 3.

In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any of the Notes shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including by way of set-off or any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to a Responsible Officer of the Trustee in writing or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Any taxes that have been withheld or deducted from any payment or distribution in respect of the Notes, or any taxes that ought to have been withheld or deducted from any such payment or distribution that have been remitted to the relevant taxing authority, shall not be considered to be an amount that the Trustee or the Holder of any of the Notes receives for purposes of this Section 3.2.

Section 3.3. Default on Senior Indebtedness. The Company may not pay principal, premium, interest or Additional Amounts on the Notes and may not acquire any Notes for cash or property other than capital stock of the Company if:

(1)	(a) in the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto or (b) a default on Senior Indebtedness occurs and is continuing that permits holders of such Senior Indebtedness (or a trustee on their behalf) to accelerate its maturity, or

(2)	the default is the subject of judicial proceedings or the Company receives a notice of the default from a person who may give it pursuant to Section 3.11 hereof. If the Company receives any such notice, a similar notice received within nine months thereafter relating to the same default on the same issue of Senior Indebtedness shall not be effective for purposes of this Section.

The Company may resume payments on the Notes and may acquire them when:

a)	the default is cured or waived;

b)	120 days pass after the notice is given if the default is not the subject of judicial proceedings; or

c)	if this Article 3 otherwise permits the payment or acquisition at that time.

Section 3.4. Acceleration of the Notes.

In the event that any Notes are declared due and payable before their Stated Maturity, then and in such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness or provision shall be made for such payment in cash, before the Holders of the Notes are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes) by the Company on account of the principal of, premium, if any, Additional Amounts, if any or interest on the Notes or on account of the purchase or other acquisition of Notes; provided, that any money deposited pursuant to Section 4.01 of the Base Indenture not in violation of the Indenture shall not be subject to the claims of holders of Senior Indebtedness.

In the event that, notwithstanding the forgoing, the Company shall make any payment to the Trustee or the Holder of any Note prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to a Responsible Officer of the Trustee in writing or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

Section 3.5. When Distribution Must be Paid Over.

If payment or distribution on account of the Notes of any character or security, whether in cash, securities or other property, is received by any Holder, including any applicable Trustee, in contravention of any of the terms of this Article 3 and before all Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, holders of Senior Indebtedness at the time outstanding in accordance with the priorities then existing among those holders of Senior Indebtedness for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full.

Section 3.6. Notice by Company.

The Company shall promptly notify the Trustee, in writing, and any Paying Agent of any facts known to the Company that would cause a payment on the Notes to violate this Article.

Section 3.7. Subrogation.

After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A payment or distribution made under this Article 3 to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as among the Company, its creditors other than the holders of Senior Indebtedness and Holders, a payment or distribution by the Company on account of the Senior Indebtedness.

Section 3.8. Relative Rights.

This Article 3 is intended solely to define the relative rights of Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing in the Indenture or in the Notes shall:

(1)	impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of, premium, if any, Additional Amounts, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms;

(2)	affect the relative rights of Holders and creditors of the Company other than holders of Senior Indebtedness; or

(3)	prevent the Trustee or any Holder from exercising its available remedies upon an Event of Default, subject to the rights of holders of Senior Indebtedness to receive payments or distributions otherwise payable to Holders or the Trustee.

If the Company fails because of this Article 3 to pay principal, premium, if any, Additional Amounts, if any, or interest on any of the Notes on the due date, such failure shall constitute a default hereunder.

Section 3.9. Subordination May Not be Impaired by Company.

No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with the Indenture.

Section 3.10. Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

Section 3.11. Rights of Trustee and Paying Agent.

The Trustee or any Paying Agent may continue to make payments on the Notes until it receives written notice of facts that would cause a payment of principal of or interest on the Notes to violate this Article. Only the Company, a Representative or a holder of an issue of Senior Indebtedness that has no Representative may give the written notice.

The Trustee has no fiduciary duty to the holders of Senior Indebtedness other than as created under this Indenture. The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee.

Notwithstanding anything herein to the contrary, the Company’s obligation to pay, and the Company’s payment of, the amounts required by Section 6.06 of the Base Indenture are excluded from the operation of this Article 3. For the sake of clarity, such payments are not subordinated to the Company’s Senior Indebtedness.

Section 3.12. Payments Permitted in Certain Situations.

Nothing contained in this Article 3 or elsewhere in the Indenture or in any of the Notes shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 3.2 hereof or under the conditions described in Section 3.3 or 3.4 hereof, from making payments at any time of or on account of the principal of, premium, if any, Additional Amounts, if any or interest on the Notes or on account of the purchase or other acquisition of the Notes, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of, premium, if any, Additional Amounts, if any, or interest on the Notes or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge (in accordance with Section 3.6 hereof) that such payment would have been prohibited by the provisions of this Article 3.

Section 3.13. Trustee to Effectuate Subordination.

Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 3 and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 3.14. Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Company referred to in this Article 3, the Trustee, subject to the provisions of Section 6.02 of the Base Indenture, and the Holders of the Notes shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 3.

Section 3.15. Article Applicable to Paying Agents.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 3 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 3 in addition to or in place of the Trustee.

ARTICLE 4

REDEMPTION OF THE NOTES

Section 4.1. Optional Redemption. The Company may, at its option, redeem the Notes, in whole or in part, beginning with the Interest Payment Date of December 15, 2022 and on any Interest Payment Date thereafter, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest (the “Redemption Price”) to, but excluding, the Redemption Date, subject to prior approval of the Federal Reserve Board to the extent that such approval is required. If the Company elects to redeem the Notes, the Company will be required to notify the Trustee of the aggregate principal amount of Notes to be redeemed and the redemption date. If fewer than all of the Notes are to be redeemed, redemption shall be made pro rata among all of the Holders.. The Notes are not subject to repayment at the option of the Holders.

The Company’s election to redeem any Notes shall be provided to the Trustee in the form of an Officer’s Certificate at least 45 days prior to the Redemption Date, or such shorter notice as may be acceptable to the Trustee. Any partial redemption will be made in accordance with the Base Indenture. In the case of any partial redemption, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and the principal amount of the Notes to be redeemed.

Section 4.2. Redemption Upon Special Events. The Company may also, at its option and subject to prior approval of the Federal Reserve Board if such prior approval is required at such time, redeem the Notes, in whole but not in part, prior to the Stated Maturity Date, upon the occurrence of a Tax Event, a Tier 2 Capital Event or a 1940 Act Event. Any such redemption will be at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date fixed by the Company. The Company’s election to redeem any Notes upon the occurrence of a Tax Event, a Tier 2 Capital Event or a 1940 Act Event shall be provided to the Trustee in the form of an Officer’s Certificate at least 45 days prior to the Redemption Date, or such shorter notice as may be acceptable to the Trustee.

Section 4.3. Redemption Approval. No redemption of the Notes by the Company prior to the Stated Maturity Date pursuant to this Article 4 shall be made without the prior approval of the Federal Reserve Board if such prior approval is required at the scheduled Redemption Date. To the extent that the approval of the Federal Reserve Board is required for the Company’s redemption of the Notes pursuant to this Article 4, the Trustee shall not have any duty or obligation to determine whether such approval is required or any duty or obligation to obtain such approval. Prior to the delivery of the notice of redemption to the Holders of the Notes, the Company shall deliver to the Trustee an Officer’s Certificate stating (i) whether or not the approval of the Federal Reserve Board is required for the Company’s redemption of the Notes and (ii) if such approval is required, whether or not such approval has been obtained by the Company.

Section 4.4. Redemption Procedures. Notice of redemption must be provided to the Holders of the Notes to be redeemed not less than 30 nor more than 60 days prior to the applicable Redemption Date. Except as otherwise set forth herein, the provisions of Article Eleven of the Base Indenture shall apply to any redemption of the Notes pursuant to this Article 4.

ARTICLE 5

FORM OF NOTES

The Notes and the Trustee’s certificate of authentication thereon are to be substantially in the form attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE 6

ISSUE OF NOTES

Section 6.1. Original Issue of Notes. Notes having an aggregate principal amount of $35,000,000 may, from time to time, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes in accordance with a Company Order pursuant to Section 3.03 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).

Section 6.2. Additional Issues of Notes. The Company may, from time to time, without notice to or the consent of the Holders of the Notes, issue an unlimited amount of additional subordinated Securities of the same series as the Notes, which Securities will rank pari passu with the Notes and be identical in all respects to the Notes previously issued except for their issuance date, the offering price, the interest commencement date and the first payment of interest following the issue date of such additional subordinated Securities in order that such additional subordinated Securities may be consolidated and form a single series with the Notes outstanding immediately prior to the issuance of such additional subordinated Securities and have the same terms as to status, redemption or otherwise as the Notes; provided, that a separate CUSIP number will be issued for any such additional Securities unless the additional Securities are fungible with the Notes for U.S. federal income tax purposes, subject to the procedures of DTC.

ARTICLE 7

IMMUNITY OF STOCKHOLDERS, EMPLOYEES, AGENTS, OFFICERS AND DIRECTORS

No director, officer, employee or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this First Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting the Notes, each Holder waives and releases all such liability.

ARTICLE 8

MISCELLANEOUS

Section 8.1. Ratification of Base Indenture. The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided; provided, that the provisions of this First Supplemental Indenture apply solely with respect to the Notes.

Section 8.2. Trustee Not Responsible for Recitals. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as statements of the Company and not those of the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or of the proceeds thereof.

Section 8.3. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO SUCH STATE’S INTERNAL CONFLICTS OF LAWS PRINCIPLES.

Section 8.4. Separability Clause. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby

Section 8.5. Counterparts Originals. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile transmission or by transmission as a PDF e-mail attachment shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF e-mail attachment shall be deemed to be their original signatures for all purposes.

Section 8.6. Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties to this First Supplemental Indenture and their successors under this First Supplemental Indenture and the Persons in whose names the Notes are registered from time to time, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

Section 8.7. Conflict with Base Indenture. To the extent that any provision of this First Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, such provision of this First Supplemental Indenture shall control with respect to the Notes.

Section 7.8. Trust Indenture Act Controls. This First Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this First Supplemental Indenture by the Trust Indenture Act, such required or deemed provision shall control.

Section 8.9. Rights, Protections and Immunities of the Trustee. All of the rights, protections, benefits, immunities and indemnities afforded or given to the Trustee, the Registrar and the Paying Agent pursuant to the Base Indenture shall apply to and be enforceable by the Trustee, the Registrar and the Paying Agent acting in their respective capacities relating to the Notes and pursuant to this First Supplemental Indenture mutatis mutandi as if set forth and incorporated herein. The Trustee is acting hereunder, not in its individual capacity, but solely in its capacity as Trustee for the Notes under the Indenture.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first written above.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

By:	/s/ Jeffrey Carfora
Name:	Jeffrey Carfora
Title:	Senior Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION as Trustee, Registrar and Paying Agent

By:	/s/ Rick Barnes
Name:	Rick Barnes
Title:	Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

[Form of Global Note]

THIS SECURITY AND THE OBLIGATIONS OF THE COMPANY (AS DEFINED HEREIN) AS EVIDENCED HEREBY (1) ARE NOT DEPOSITS WITH OR HELD BY THE COMPANY AND ARE NOT INSURED OR GUARANTEED BY ANY FEDERAL AGENCY OR INSTRUMENTALITY, INCLUDING, WITHOUT LIMITATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION AND (2) ARE SUBORDINATE IN THE RIGHT OF PAYMENT TO THE SENIOR INDEBTEDNESS (AS DEFINED IN THE INDENTURE IDENTIFIED HEREIN).

GLOBAL NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR (II) BY A NOMINEE OF THE DEPOSITARY OR THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

4.75% Fixed-to-Floating Subordinated Notes due December 15, 2027

No. 1	CUSIP: 704699 AB3 ISIN: US704699AB34

$35,000,000

Peapack-Gladstone Financial Corporation, a New Jersey corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of $35,000,000 (or such other amount as set forth in the Schedule of Increases or Decreases in Global Note attached hereto) on December 15, 2027 (such date is hereinafter referred to as the “Stated Maturity Date”), unless redeemed prior to such date, and to pay interest thereon (i) from, and including, the date of initial issuance of the Notes, to, but excluding, December 15, 2022, unless redeemed prior to such date, at an annual rate of 4.75%, computed on the basis of a 360-day year consisting of twelve 30-day months, and payable semi-annually in arrears on each June 15 and December 15 of each year, commencing on June 15, 2018 and ending on December 15, 2022 (each such date, a “Fixed Rate Interest Payment Date,” with the period from, and including, the date of initial issuance of the Notes to, but excluding, the first Fixed Rate Interest Payment Date and each successive period from, and including, a Fixed Rate Interest Payment Date to, but excluding, the next Fixed Rate Interest Payment Date being a “Fixed Rate Period”) and (ii) from, and including, December 15, 2022 to, but excluding, the Stated Maturity Date, unless redeemed subsequent to December 15, 2022 but prior to the Stated Maturity Date, at a rate equal to Three-month LIBOR, reset quarterly, plus 254 basis points (2.54%), payable quarterly in arrears on each March 15, June 15, September 15 and December 15, beginning on March 15, 2023 (each, a “Floating Rate Interest Payment Date,” and together with the Fixed Rate Interest Payment Dates, the “Interest Payment Dates,” with the period from, and including, December 15, 2022 to, but excluding, the first Floating Rate Interest Payment Date and each successive period from, and including a Floating Rate Interest Payment Date to, but excluding, the next Floating Rate Interest Payment Date being a “Floating Rate Period”). Notwithstanding the foregoing, if the Three-month LIBOR is less than zero, then the Three-month LIBOR will be deemed to be zero. In the event that any scheduled Fixed Rate Interest Payment date on this Note falls on a day that is not a Business Day (as defined in the Indenture), then payment of interest payable on such Fixed Rate Interest Payment Date will be postponed to the next succeeding day that is a Business Day (and no interest shall accrue on the amount payable for the period from and after such scheduled Fixed Rate Interest Payment Date to the next succeeding Business Day). Interest payable on this Note for a Floating Rate Period shall be computed on the basis of a 360-day year and the actual number of days in such Floating Rate Period. All percentages used in or resulting from any calculation of Three-month LIBOR shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. In the event that any scheduled Floating Rate Interest Payment Date on this Note falls on a day that is not a Business Day, then payment of interest payable on such Floating Rate Interest Payment Date will be postponed to the next succeeding day that is a Business Day, unless such day falls in the next succeeding calendar month, in which case such Floating Rate Interest Payment Date will be accelerated to the immediately preceding day that is a Business Day, and, in each such case, the amounts payable on such Business Day will include interest accrued to, but excluding, such Business Day.

Any principal and premium, and any such installment of interest, which is overdue shall bear interest at the applicable rate set forth in the previous paragraph (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest payable on any Fixed Rate Interest Payment Date will be paid to each Holder in whose name a Note is registered at the close of business on June 1 and December 1 (whether or not a Business Day) immediately preceding such Fixed Rate Interest Payment Date. The interest payable on any Floating Rate Interest Payment Date will be paid to the Holder in whose name a Note is registered at the close of business on March 1, June 1, September 1 and December 1 (whether or not a Business Day) immediately preceding such Floating Rate Interest Payment Date.

Payment of the principal of and interest on this Note shall be made at an office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication: December 12, 2017

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

REVERSE OF NOTE

PEAPACK-GLADSTONE FINANCIAL CORPORATION

4.75% Fixed-to-Floating Subordinated Notes due December 15, 2027

This Note is one of a duly authorized issue of Securities of the Company of a series designated as the “4.75% Fixed-to-Floating Subordinated Notes due December 15, 2027” (herein called the “Notes”) initially issued in an aggregate principal amount of $35,000,000 on December 12, 2017. Such series of Securities has been established pursuant to, and is one of an indefinite number of series of subordinated debt securities of the Company issued or issuable under and pursuant to the Indenture, dated as of December 12, 2017 (the “Base Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee), as supplemented and amended by the First Supplemental Indenture between the Company and the Trustee, dated as of December 12, 2017 (the “First Supplemental Indenture,” and the Base Indenture as supplemented and amended by the First Supplemental Indenture, the “Indenture”), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Persons in whose names Notes are registered from time to time and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and those set forth in this Note. To the extent that the terms, conditions and provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of this Note shall govern to the extent that such terms, conditions and other provisions of this Note are not inconsistent with the terms, conditions and provisions made part of the Indenture by reference to the Trust Indenture Act.

All capitalized terms used in this Note and not defined herein that are defined in the Indenture shall have the meanings assigned to them in the Indenture. To the extent that any capitalized term used in this Note and defined herein is also defined in the Indenture but conflicts with the definition provided in the Indenture, the definition of the capitalized term in this Note shall control.

The indebtedness of the Company evidenced by the Notes, including the principal thereof, premium, if any, and interest thereon, is, to the extent and in the manner set forth in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date hereof or hereafter incurred, and on the terms and subject to the terms and conditions set forth in the Indenture, and shall rank pari passu in right of payment with all other Securities, and with all other unsecured subordinated indebtedness of the Company not by its terms subordinate and subject in right of payment to the prior payment in full of debentures, notes, bonds or other evidences of indebtedness of types that include the Notes. Each Holder of this Note, by the acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided.

The Notes are intended to be treated as Tier 2 capital (or its then-equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or any successor regulatory authority with jurisdiction over bank holding companies) (the “Federal Reserve Board”) as then in effect and applicable to the Company. If an Event of Default with respect to Notes shall occur and be continuing, the principal and interest owed on the Notes shall only become due and payable in accordance with the terms and conditions set forth in Article Five of the Base Indenture and Section 2.7 of the First Supplemental Indenture. Accordingly, the Holder of this Note shall have no right to accelerate the maturity of this Note unless there is an Event of Default specified under clause (5) or (6) of Section 5.01 of the Base Indenture.

The Company may, at its option, redeem the Notes, in whole or in part, beginning with the Interest Payment Date of December 15, 2022 and on any Interest Payment Date thereafter, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest (the “Redemption Price”) to, but excluding, the Redemption Date, subject to prior approval of the Federal Reserve Board to the extent that such approval is required. The Company may also, at its option, and subject to prior approval of the Federal Reserve Board if such prior approval is required at such time, redeem the Notes, in whole but not in part, prior to the Stated Maturity Date, upon the occurrence of a Tax Event, a Tier 2 Capital Event or a 1940 Act Event. Any such redemption will be at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date fixed by the Company. The provisions of Article Eleven of the Base Indenture and Article 4 of the First Supplemental Indenture shall apply to the redemption of any Notes by the Company.

The Notes are not entitled to the benefit of any sinking fund. The Notes are not convertible into or exchangeable for any other securities or property of the Company or any Subsidiary of the Company. The Base Indenture provisions relating to defeasance in Section 4.02 shall not be applicable to the Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register described in Section 3.05 of the Base Indenture, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for such Note duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable and may be transferred only in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The Company and the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment of principal of, any premium and interest on and any Additional Amounts with respect to this Note and for all other purposes whatsoever, whether or not any payment with respect to this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security is a global note, represented by one or more permanent global certificates registered in the name of the nominee of The Depository Trust Company (each a “Global Note” and collectively, the “Global Notes”). Accordingly, unless and until it is exchanged for individual certificates, this Note may not be transferred except as a whole by The Depository Trust Company (the “Depositary”) to a nominee of such Depositary or by a nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor. Ownership of beneficial interests in this Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interest of persons that have accounts with the Depositary (“Participants”)) and the records of Participants (with respect to interests of persons other than Participants). Beneficial interests in Notes owned by persons that hold through Participants will be evidenced only by, and transfers of such beneficial interests with such Participants will be effected only through, records maintained by such Participants. Except as provided below, owners of beneficial interests in this Note will not be entitled to have any individual certificates and will not be considered the owners or Holders thereof under the Indenture.

Except in the limited circumstances set forth in the Base Indenture, Participants and owners of beneficial interests in the Global Notes will not be entitled to receive Notes in the form of individual securities in definitive, non-global form registered in the name or names of Persons other than the Depositary or a nominee or nominees thereof (“Individual Securities”) and will not be considered Holders of Notes. None of the Company, the Trustee, the Security Registrar, the Paying Agent or any of their respective agents will be liable for any delay by the Depositary, its nominee or any direct or indirect Participant in identifying the beneficial owners of the related Notes. The Company, the Trustee, the Security Registrar, the Paying Agent and each of their respective agents may conclusively rely on, and will be protected in relying on, instructions from the Depositary or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued.

Except as provided in Section 3.05 of the Base Indenture, beneficial owners of Global Notes will not be entitled to receive physical delivery of Notes in the form of Individual Securities, and no Global Note will be exchangeable except for another Global Note of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the Depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Notes.

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a Global Note to those persons may be limited. In addition, because the Depositary can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in the Depositary’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest. None of the Company, the Trustee, the Paying Agent and the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.

U.S. Bank National Association, will act as the Company’s Paying Agent with respect to the Notes through its Corporate Trust Office presently located at 21 South Street, 3rd Floor, Morristown, New Jersey 07960. The Company may at any time rescind the designation of a Paying Agent, appoint a successor Paying Agent, or approve a change in the office through which any Paying Agent acts.

Notices to the Holders of registered Notes in the form of Individual Securities will be given to such Holders at their respective addresses in the Register, or in the case of Global Notes, electronic delivery in accordance with DTC’s applicable procedures. The Indenture contains provisions setting forth certain conditions to the institution of proceedings by the Holders of Notes with respect to the Indenture or for any remedy under the Indenture.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO SUCH STATE’S INTERNAL CONFLICT OF LAWS PRINCIPALS.

ASSIGNMENT FORM

To assign the within Security, fill in the form below: I or we assign and transfer the within Security to:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint U.S. Bank National Association as agent to transfer this Security on the books of Peapack-Gladstone Financial Corporation. The agent may substitute another to act for it.

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Your Name:

Date:

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $35,000,000. The following increases or decreases in the principal amount of this Global Note have been made:

Date	Amount of increase in principal amount of this Global Note	Amount of decrease in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee